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EXHIBIT 5.1

Entertainment Properties Trust
30 W. Pershing Road, Suite 201
Kansas City, Missouri 64108

         Re: Registration Statement on Form S-3/S-11

Ladies and Gentlemen:

         We have acted as counsel to Entertainment Properties Trust, a Maryland real estate investment trust (the "Issuer"), in connection with the registration statement on Form S-3/S-11 filed with the Securities and Exchange Commission (the "Commission") on March 15, 2004, File No. [__________] (the "Registration Statement"). This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Declaration of Trust and Bylaws of the Issuer, (ii) minutes and records of the corporate proceedings of the Issuer with respect to the Registration Statement, and (iii) the Registration Statement.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuer and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Issuer and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the present laws of the United States of America, the present laws of the State of Missouri (excluding local laws), the Maryland Corporations and Associations Act, and the present judicial interpretations thereof. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.



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         Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that the securities covered by the Registration Statement have been duly authorized and, when issued in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Registration Statement and accompanying prospectus and prospectus supplement.

                                          Very truly yours,

                                          /S/ SONNENSCHEIN NATH & ROSENTHAL LLP

                                          SONNENSCHEIN NATH & ROSENTHAL LLP